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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): January 6, 2000

                             McLEODUSA INCORPORATED
             (Exact name of registrant as specified in its charter)


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
      Delaware                      0-20763                    42-1407240
  (State or Other                 (Commission                 (IRS Employer
Jurisdiction of Incorporation)     File Number)           Identification Number)
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                        McLeodUSA Technology Park
                        6400 C Street S.W., P.O. Box 3177
                        Cedar Rapids, IA                          52406-3177
                        (Address of Principal                     (Zip Code)
                           Executive Offices)

       Registrant's telephone number, including area code: (319) 364-0000

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INFORMATION TO BE INCLUDED IN THE REPORT.

Item 5.  Other Events.

Agreement to Acquire Splitrock Services, Inc.

         On January 6, 2000, McLeodUSA Incorporated (the "Company") entered into an Agreement and Plan of Merger (the " Merger Agreement") with Splitrock Services, Inc., a Delaware corporation ("Splitrock"), pursuant to which a newly formed, wholly owned subsidiary of the Company will be merged with and into Splitrock (the "Merger"). As a result of the Merger, each share of Splitrock's common stock will be converted into the right to receive .5347 of a share of the Company's Class A common stock (the "Exchange Ratio"). The Company estimates that it will be required to issue approximately 31 million shares of its Class A common stock pursuant to the Merger. The Company has agreed to register under the Securities Act of 1933 the shares of its Class A common stock to be issued in the Merger. The Company also will assume approximately $261 million in Splitrock debt. Under the terms of the Merger Agreement, each outstanding option to purchase Splitrock common stock issued under Splitrock's stock option plans will become or be replaced by an option to purchase a number of shares of the Company's Class A common stock equal to the number of shares of Splitrock common stock that could have been purchased (assuming full vesting) under the Splitrock stock option multiplied by the Exchange Ratio. In addition, each outstanding warrant to purchase shares of Splitrock common stock issued pursuant to the Warrant Agreement dated June 24, 1998 between Splitrock and Bank of Montreal Trust Company, as warrant agent, will be replaced by a warrant to purchase a number of shares of the Company's Class A common stock equal to the number of shares of Splitrock common stock that could have been purchased under the Splitrock warrant multiplied by the Exchange Ratio.

         Consummation of the Merger is subject to the satisfaction of certain conditions, including (i) approval of the Merger Agreement and the Merger by the stockholders of Splitrock, (ii) approval by the stockholders of the Company of both the issuance of the Company's Class A common stock pursuant to the Merger Agreement and an amendment to the Company's certificate of incorporation to increase its authorized number of shares of Class A common stock, (iii) effectiveness of the registration statement registering the shares of the Company's Class A common stock to be issued in the Merger, (iv) compliance with all applicable provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the expiration of all applicable waiting periods thereunder, and (v) certain other customary conditions. Certain stockholders and executive officers of both Splitrock and the Company have entered into voting agreements pursuant to which, among
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other things, they have agreed to vote their shares of Splitrock common stock and Company Class A common stock, as the case may be, in favor of the matters related to the Merger to be submitted for approval at the respective meetings of the stockholders. Certain stockholders of Splitrock owning in excess of fifty percent of the outstanding shares of Splitrock common stock have also granted to the Company an option to purchase their shares under certain circumstances at a price equal to the value that they would receive in the Merger. A break-up fee of $68 million will be payable by Splitrock to the Company under certain circumstances and both the Company and Splitrock may terminate the Merger Agreement if the Merger has not been consummated by July 30, 2000. In connection with the execution of the Merger Agreement, the Company facilitated and participated in Splitrock obtaining $115 million in financing to support its operations and entered into two operating arrangements with Splitrock to purchase up to $105 million in services. In addition, certain stockholders of Splitrock also agreed to enter into a Stockholders' Agreement (the "Stockholders' Agreement") with the Company pursuant to which, among other things, such Splitrock stockholders will agree to certain restrictions on their ability to transfer certain of the shares of the Company's Class A common stock that they will receive in the Merger.

         Headquartered near Houston, Texas, Splitrock owns and operates a nationwide broadband access platform that places ATM switches in hundreds of points of presence (POPs) providing ubiquitous coverage of US businesses and households. Splitrock's "carry anything, anywhere" business strategy is implemented on this "ATM-to-the-Edge/TM/" access platform, which integrates data, video and voice traffic on one platform. Because of the unified nature of the network platform, Splitrock offers the same level and quality of service nationwide. Splitrock's products and services include dial and dedicated Internet access, VPN and Virtual Internet Service (VIS) to corporate end users, ISPs and other telecommunications carriers.

         The foregoing description of the Merger Agreement, and the transactions contemplated thereby, does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1, and incorporated herein by reference. A copy of the press release, dated January 7, 2000, issued by the Company regarding the above-described transactions is attached as Exhibit 99.1 hereto and incorporated herein by reference.
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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         Description.

         (c)  Exhibits.

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         2.1       Agreement and Plan of Merger, dated as of January 6, 2000, by and among McLeodUSA Incorporated, Southside Acquisition Corporation and Splitrock Services, Inc.

         99.1 Press Release, dated January 7, 2000, announcing the Company's execution of a definitive agreement to acquire Splitrock Services, Inc.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: January 18, 2000                      McLEODUSA INCORPORATED


                                            By: /s/ Randall Rings
                                               _____________________________
                                               Randall Rings
                                               Vice President, Secretary and
                                                 General Counsel
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                                  EXHIBIT INDEX


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

         2.1 Agreement and Plan of Merger, dated as of January 6, 2000, by and among McLeodUSA Incorporated, Southside Acquisition Corporation and Splitrock Services, Inc.

         99.1 Press Release, dated January 7, 2000, announcing the Company's execution of a definitive agreement to acquire Splitrock Services, Inc.

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